Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of NXT Nutritionals Holdings, Inc. for the period ending December 31, 2008, I, Brian Renda, Chief Executive Officer and Chief Financial and Accounting Officer of NXT Nutritionals Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the period ending December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended December 31, 2008, fairly represents in all material respects, the financial condition and results of operations of NXT Nutritionals Holdings, Inc.

Date: February 10, 2009

NXT Nutritionals Holdings, Inc.

By: /s/ Brian Renda
Brian Renda Chief Executive Officer Chief Financial and Accounting Officer